NAME OF REGISTRANT:
Franklin Gold and Precious Metals Fund
File No. 811-01700

EXHIBIT ITEM No. 77(c): Submission of matters to a vote of security holders



A Special Meeting of Shareholders of the Franklin Gold and Precious Metals Fund (the "Fund") was held at the Fund's offices, One Franklin Parkway, San Mateo, California on March 21, 2007. The purpose of the meeting was to elect Trustees of the Fund and to vote on the following Proposals and Sub-Proposals: to approve an Amended and Restated Agreement and Declaration of Trust; and to approve amendments to certain of the Fund's fundamental investment restrictions (including six (6) Sub-Proposals). At the meeting, the following persons were elected by the shareholders to serve as Independent Trustees of the Fund: Harris
J. Ashton, Robert F. Carlson, Sam Ginn, Edith E. Holiday, Frank W. T. LaHaye, Frank A. Olson, Larry D. Thompson and John B. Wilson. Charles B. Johnson and Gregory E. Johnson were elected by the shareholders to serve as Interested Trustees. Shareholders also approved the Amended and Restated Agreement and Declaration of Trust, and amendments to certain of the Fund's fundamental investment restrictions (including six (6) Sub-Proposals). No other business was transacted at the meeting.

The results of the voting at the meeting are as follows:

Proposal 1. The Election of Trustees:

------------------------------------------------------------------------------------------------------
                                                   % OF       % OF                    % OF       % OF
                                                OUTSTANDING   VOTED                OUTSTANDING  VOTED
NAME                                  FOR         SHARES     SHARES    WITHHELD       SHARES    SHARES
------------------------------------------------------------------------------------------------------
Harris J. Ashton ............   22,057,722.918    53.544%    97.675%  525,051.644    1.274%     2.325%
Robert F. Carlson ...........   22,053,830.843    53.534%    97.658%  528,943.719    1.284%     2.342%
Sam Ginn ....................   22,065,985.755    53.564%    97.712%  516,788.807    1.254%     2.288%
Edith E. Holiday ............   21,883,947.030    53.122%    96.905%  698,827.532    1.696%     3.095%
Frank W. T. LaHaye ..........   21,899,482.885    53.160%    96.974%  683,291.677    1.658%     3.026%
Frank A. Olson ..............   21,878,047.893    53.107%    96.879%  704,726.669    1.711%     3.121%
Larry D. Thompson ...........   22,074,782.371    53.585%    97.751%  507,992.191    1.233%     2.249%
John B. Wilson ..............   21,922,707.585    53.216%    97.077%  660,066.977    1.602%     2.923%
Charles B. Johnson ..........   21,910,341.075    53.186%    97.022%  672,433.487    1.632%     2.978%
Gregory E. Johnson ..........   22,071,138.312    53.576%    97.734%  511,636.250    1.242%     2.266%

Proposal 2. To approve an Amended and Restated Agreement and Declaration of
Trust:

----------------------------------------------------------------------
                                                   % OF         % OF
                                                OUTSTANDING    VOTED
                                SHARES VOTED      SHARES       SHARES
----------------------------------------------------------------------
For .......................    16,341,862.697     39.669%      72.364%
Against ...................       507,512.889      1.232%       2.248%
Abstain ...................       569,260.976      1.382%       2.520%
Broker Non-Votes ..........     5,164,138.000     12.536%      22.868%
----------------------------------------------------------------------
TOTAL .....................    22,582,774.562     54.819%     100.000%
----------------------------------------------------------------------

Proposal 3. To approve amendments to certain of the Fund's fundamental investment restrictions (includes six (6) Sub-Proposals):

(a) To amend the Fund's fundamental investment restriction regarding borrowing:

----------------------------------------------------------------------
                                                   % OF         % OF
                                                OUTSTANDING    VOTED
                                SHARES VOTED      SHARES       SHARES
----------------------------------------------------------------------
For .......................    15,724,535.092     38.170%      69.630%
Against ...................       804,614.047      1.953%       3.563%
Abstain ...................       889,487.423      2.160%       3.939%
Broker Non-Votes ..........     5,164,138.000     12.536%      22.868%
----------------------------------------------------------------------
TOTAL .....................    22,582,774.562     54.819%     100.000%
----------------------------------------------------------------------

(b) To amend the Fund's fundamental investment restriction regarding lending:

----------------------------------------------------------------------
                                                    % OF        % OF
                                                OUTSTANDING     VOTED
                                SHARES VOTED      SHARES       SHARES
----------------------------------------------------------------------
For .......................    15,735,350.957     38.197%      69.678%
Against ...................       804,048.246      1.951%       3.560%
Abstain ...................       879,237.359      2.135%       3.894%
Broker Non-Votes ..........     5,164,138.000     12.536%      22.868%
----------------------------------------------------------------------
TOTAL .....................    22,582,774.562     54.819%     100.000%
----------------------------------------------------------------------

(c) To amend the Fund's fundamental investment restriction regarding investments in real estate:

----------------------------------------------------------------------
                                                    % OF        % OF
                                                OUTSTANDING     VOTED
                                SHARES VOTED       SHARES      SHARES
----------------------------------------------------------------------
For .......................    15,713,981.053     38.145%      69.584%
Against ...................     1,005,951.337      2.442%       4.454%
Abstain ...................       698,704.172      1.696%       3.094%
Broker Non-Votes ..........     5,164,138.000     12.536%      22.868%
----------------------------------------------------------------------
TOTAL .....................    22,582,774.562     54.819%     100.000%
----------------------------------------------------------------------

(d) To amend the Fund's fundamental investment restriction regarding investments in commodities:

----------------------------------------------------------------------
                                                   % OF         % OF
                                                OUTSTANDING     VOTED
                                SHARES VOTED      SHARES       SHARES
----------------------------------------------------------------------
For .......................    15,771,128.509     38.283%      69.837%
Against ...................       753,830.352      1.830%       3.338%
Abstain ...................       893,677.701      2.170%       3.957%
Broker Non-Votes ..........     5,164,138.000     12.536%      22.868%
----------------------------------------------------------------------
TOTAL .....................    22,582,774.562     54.819%     100.000%
----------------------------------------------------------------------


(e) To amend the Fund's fundamental investment restriction regarding issuing senior securities:

----------------------------------------------------------------------
                                                   % OF         % OF
                                                OUTSTANDING    VOTED
                                SHARES VOTED      SHARES       SHARES
----------------------------------------------------------------------
For .......................    15,680,757.123     38.064%      69.436%
Against ...................       805,834.649      1.956%       3.568%
Abstain ...................       932,044.790      2.263%       4.128%
Broker Non-Votes ..........     5,164,138.000     12.536%      22.868%
----------------------------------------------------------------------
TOTAL .....................    22,582,774.562     54.819%     100.000%
----------------------------------------------------------------------

(f) To amend the Fund's fundamental investment restriction regarding industry concentration:

----------------------------------------------------------------------
                                                    % OF        % OF
                                                OUTSTANDING     VOTED
                                SHARES VOTED       SHARES      SHARES
----------------------------------------------------------------------
For .......................    15,998,469.429     38.835%      70.843%
Against ...................       695,200.979      1.688%       3.078%
Abstain ...................       724,966.154      1.760%       3.211%
Broker Non-Votes ..........     5,164,138.000     12.536%      22.868%
----------------------------------------------------------------------
TOTAL .....................    22,582,774.562     54.819%     100.000%
----------------------------------------------------------------------